                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
  14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section mark)240.14a-11(c) or
  (section mark)240.14a-12
                           CCB FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fees (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:
    *Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                           CCB FINANCIAL CORPORATION
                              111 CORCORAN STREET
                              POST OFFICE BOX 931
                       DURHAM, NORTH CAROLINA 27702-0931
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 15, 1997
     NOTICE is hereby given that the Annual Meeting of Shareholders of CCB Financial Corporation (the "Corporation") will be held as follows:

PLACE:   Sheraton Imperial Hotel
         Page Road at Exit 282, Interstate Highway 40
         Research Triangle Park, North Carolina
DATE:    Tuesday, April 15, 1997
TIME:    11:00 A.M.

     For your convenience, a map with directions to the Sheraton Imperial Hotel appears on the back outside cover of the accompanying Proxy Statement.
     THE PURPOSES OF THE ANNUAL MEETING ARE:
          1. To amend Article III, Section 2 of the Bylaws of the Corporation setting a minimum of 9 and a maximum of 23 persons to serve as directors and to divide the directors into three classes, as nearly equal in number as may be, to serve in the first instance for terms of one, two and three years, respectively, and thereafter the successors in each class of directors to be elected to serve for terms of three years.
          2. To amend the Restated Charter of the Corporation to provide that directors may be removed only "for cause."
          3. To elect 19 members of the Board of Directors for terms of one, two and three years, provided Proposal 1 is approved by the shareholders, or all 19 members for a one year term should Proposal 1 not be approved.
          4. To consider a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent accountants for the year ending December 31, 1997.
          5. To consider and act on any other matters that may properly come before the Annual Meeting.
     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been set as the close of business on February 28, 1997.
     EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO MARK, DATE, AND SIGN THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR APPOINTMENT OF PROXY AND VOTE YOUR SHARES IN PERSON.
                                         Sincerely,
                                         (Signature of Ernest C. Roessler)
                                         ERNEST C. ROESSLER,
                                         VICE CHAIRMAN, PRESIDENT AND CHIEF
                                         EXECUTIVE OFFICER
March 13, 1997

                           CCB FINANCIAL CORPORATION
                              111 CORCORAN STREET
                              POST OFFICE BOX 931
                       DURHAM, NORTH CAROLINA 27702-0931
                                PROXY STATEMENT
                          MAILING DATE: MARCH 13, 1997
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 15, 1997
GENERAL
     This Proxy Statement is being distributed in connection with the solicitation by the Board of Directors of CCB Financial Corporation (the "Corporation") of appointments of proxy in the form enclosed herewith for the 1997 Annual Meeting of Shareholders of the Corporation and any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, April 15, 1997, beginning at 11:00 A.M., at the Sheraton Imperial Hotel, Page Road at Exit 282, Interstate Highway 40, Research Triangle Park, North Carolina. For your convenience, a map with directions to the Sheraton Imperial Hotel appears on the back outside cover of this Proxy Statement.
     As used in this Proxy Statement, the term "the Bank" refers to the Corporation's North Carolina-chartered commercial bank subsidiary, Central Carolina Bank and Trust Company.
VOTING OF APPOINTMENTS OF PROXIES; REVOCATION
     Persons named in the enclosed appointment of proxy as proxies for shareholders at the Annual Meeting are Leo P. Pylypec, Secretary of the Corporation and the Bank, W. Harold Parker, Jr., Controller of the Corporation and the Bank, and Manuel L. Rojas, General Auditor of the Bank. Shares represented by each appointment of proxy which is properly executed, returned, and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, those shares will be voted "FOR" the election of each of the 19 nominees for director named in Proposal 3 and "FOR" the other proposals described herein. If, at or before the time of the Annual Meeting, any nominee named in Proposal 3 becomes unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may properly come before the Annual Meeting, the proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgment.
     A shareholder may revoke an appointment of proxy at any time before the shares represented by it have been voted by filing with Mr. Pylypec at the address above an instrument revoking it or a properly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.
EXPENSES OF SOLICITATION
     The Corporation will pay the cost of preparing, assembling, and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mail, appointments of proxy may be solicited in person or by telephone by officers, directors, or employees of the Corporation and its subsidiaries without additional compensation. The Corporation has engaged Corporate Investor Communications, Inc. to assist in the solicitation of appointments of proxy. The fee for such services will be approximately $5,000, plus reimbursement of reasonable out-of-pocket expenses. The Corporation also will reimburse brokerage houses and other nominees for expenses incurred in forwarding the Corporation's proxy materials to beneficial owners of its voting securities.
RECORD DATE
     The Board of Directors has set February 28, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be entitled to vote at the Annual Meeting.

VOTING SECURITIES
     The voting securities of the Corporation are the shares of its $5.00 par value common stock ("Common Stock"), of which 50,000,000 shares were authorized
and           shares were outstanding as of the Record Date. On such date there were approximately 6,500 shareholders of record.
VOTING PROCEDURES; VOTES REQUIRED FOR APPROVAL
     The representation in person or by proxy of a majority of the votes entitled to be cast is necessary to provide a quorum at the Annual Meeting. At the Annual Meeting, each shareholder will be entitled to cast one vote for each share of Common Stock held of record on the Record Date for each matter submitted for voting and, in the election of directors, for each director to be elected.
     In voting for directors under Proposal 3, the 19 nominees receiving the highest numbers of votes will be elected. Votes may be cast in favor of director nominees or withheld. Withheld votes are not treated as votes cast and, therefore, will have no effect on the election of directors. In the case of the other proposals, for each such proposal to be approved the number of votes cast for approval must exceed the number of votes cast against approval. Under the rules of the New York Stock Exchange (the "NYSE"), broker-dealers who hold shares in street name have the authority to vote on certain routine items when they have not received voting instructions from beneficial owners. Proposals 1 and 2 are not considered routine matters under the rules of the NYSE. Accordingly, broker-dealers who hold shares in street name and have not received instructions from beneficial owners will not have authority to vote on these two proposals ("broker non-votes"). Under North Carolina law, broker non-votes are not treated as votes cast and, therefore, will have no effect on the vote for Proposals 1 and 2. Similarly, abstentions are not treated as votes cast and, therefore, will have no effect on the vote for any proposal.
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF VOTING SECURITIES
     Set forth below is information regarding the only entity known to management of the Corporation to beneficially own more than five percent of the issued and outstanding shares of Common Stock as of December 31, 1996.

                                                          PERCENTAGE
                                  AMOUNT AND NATURE           OF
      NAME AND ADDRESS           BENEFICIAL OWNERSHIP      CLASS(1)
Central Carolina Bank and               847,183(2)            5.62%
  Trust Company
111 Corcoran Street
Post Office Box 931
Durham, North Carolina
27702-0931

(1) The calculation of the percentage of class beneficially owned is based on the 15,082,128 shares of the Corporation's Common Stock issued and outstanding on December 31, 1996.
(2) Shares beneficially owned by the Bank are held through its trust department in various fiduciary capacities. In addition to the shares reflected above, the Bank holds certain other shares in various fiduciary capacities as to which the Bank disclaims beneficial ownership. The aggregate number of shares held by the Bank includes 797,202 shares over which the Bank exercises sole voting power, 50,181 shares over which the Bank has shared voting power, 508,809 shares over which the Bank has sole investment power, and 259,799 shares over which the Bank has shared investment power.
                                       2

     Set forth below is information as of December 31, 1996 regarding the beneficial ownership of Common Stock by the Corporation's current directors and executive officers individually, and by all current directors and executive officers of the Corporation as a group. No current director or executive officer owned more than one percent of the shares outstanding on December 31, 1996. Current directors and executive officers as a group owned 3.07% of the shares outstanding on such date.

                                   AMOUNT AND NATURE OF
            NAME                 BENEFICIAL OWNERSHIP(1)
John M. Barnhardt                           8,894(2)
J. Harper Beall, III                       34,606(3)
James B. Brame, Jr.                         3,245
Timothy B. Burnett                          1,806
W. L. Burns, Jr.                          147,023(4)
Edward S. Holmes                            4,320(5)
Bonnie McElveen-Hunter                      2,279
David B. Jordan                            40,143(6)
Owen G. Kenan                               3,730(7)
Eugene J. McDonald                          2,291(8)
Hamilton W. McKay, Jr., M.D.               10,974(9)
George J. Morrow                              500
Eric B. Munson                                707
Ernest C. Roessler                         27,614(10)
Miles J. Smith, Jr.                        70,072(11)
Jimmy K. Stegall                           30,450(12)
H. Allen Tate, Jr.                         11,023(13)
James L. Williamson                         4,043
Dr. Phail Wynn, Jr.                         1,220
J. Scott Edwards                           32,990(14)
Richard L. Furr                            25,825(15)
All current directors and                 463,955(16)
  executive officers as a
  group (21 persons)

 (1) Except as otherwise noted, each individual exercises sole voting and investment power with respect to all shares shown as beneficially owned.
 (2) Includes 976 shares held by a company Mr. Barnhardt controls and 2,006 shares with respect to which he exercises shared voting and investment power.
 (3) Includes 1,440 shares with respect to which Mr. Beall exercises sole voting power only, 8,642 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only, and 14,525 shares with respect to which he exercises shared voting and investment power. Does not include 1,005 shares held by Mr. Beall's spouse and children and with respect to which he disclaims any beneficial ownership.
 (4) Includes 34,884 shares with respect to which Mr. Burns exercises shared voting and investment power, 4,000 shares with respect to which he exercises sole voting power only and 3,792 shares under the Corporation's
     Section 401(k) Retirement Savings Plan (the "401(k) Plan") as to which he is considered to have sole investment power only.
 (5) Does not include 21,648 shares held by Mr. Holmes' spouse and with respect to which he disclaims any beneficial ownership.
 (6) Includes 1,340 shares with respect to which Mr. Jordan exercises shared voting and investment power and 1,053 shares under the 401(k) Plan as to which he is considered to have sole investment power only.
 (7) Includes 3,530 shares with respect to which Mr. Kenan exercises shared voting and investment power.
 (8) Includes 1,902 shares with respect to which Mr. McDonald exercises shared voting and investment power.
 (9) Includes 5,625 shares with respect to which Dr. McKay exercises shared voting and investment power. Does not include 1,256 shares held by Dr. McKay's spouse and son and with respect to which he disclaims any beneficial ownership.
                                       3

(10) Includes, 3,247 shares with respect to which Mr. Roessler exercises shared voting and investment power, 1,194 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only, and 5,845 shares held under the 401(k) Plan as to which he is considered to have sole investment power only.
(11) Includes 7,982 shares with respect to which Mr. Smith exercises shared voting and investment power.
(12) Includes 4,338 shares with respect to which Mr. Stegall exercises shared voting and investment power.
(13) Includes 108 shares with respect to which Mr. Tate exercises shared voting and investment power. Does not include a total of 8,068 shares held by or for Mr. Tate's spouse, mother and children and with respect to which he disclaims any beneficial ownership.
(14) Includes 9,316 shares under the 401(k) Plan as to which Mr. Edwards is considered to have sole investment power only.
(15) Includes, 4,136 shares with respect to which Mr. Furr exercises shared voting and investment power, 1,193 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only, and 4,761 shares under the 401(k) Plan as to which he is considered to have sole investment power only.
(16) Includes an aggregate of 335,120 shares with respect to which current directors and executive officers exercise sole voting and investment power, 87,599 shares with respect to which they have shared voting and investment power, and 5,440 shares with respect to which they have sole voting power only, 11,029 shares which such persons could purchase under presently exercisable options and as to which they have sole investment power only, and 24,767 shares under the 401(k) Plan as to which they have sole investment power only.
                       INTRODUCTION TO PROPOSALS 1 AND 2
     Proposals 1 and 2 have been unanimously approved by the Board of Directors and, under North Carolina law, must be approved by the shareholders to become effective. Proposal 1 seeks an amendment to the Bylaws of the Corporation to classify the Board of Directors into staggered terms of three years each (the "Bylaw Amendment"). Proposal 2 seeks an amendment to the Restated Charter of the Corporation (the "Restated Charter") to permit directors to be removed only "for cause" as defined in the amendment (the "Charter Amendment"). Because both the Bylaw Amendment and the Charter Amendment have an impact upon the rights of shareholders and could be characterized as anti-takeover measures which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Corporation more difficult, each shareholder should carefully study the description of the proposals contained herein and the text of the amendments as set forth in Exhibits A and B to this Proxy Statement. The Board of Directors has no present intention to put before the shareholders any additional proposals which would operate as a significant impediment to an attempt by a third party to obtain control of the Corporation.
EXISTING ANTI-TAKEOVER PROVISIONS
     STATUTORY PROVISIONS. The Corporation, as a bank holding company incorporated under the laws of the State of North Carolina, presently has certain statutory anti-takeover provisions in effect. The Corporation and the Bank are subject to the Change in Bank Control Act, administered by the Board of Governors of the Federal Reserve System as to the Corporation and the Federal Deposit Insurance Corporation as to the Bank, which requires federal regulatory approval before any one person can acquire 10% or more of the outstanding Common Stock. North Carolina banking law has similar prior approval requirements which are administered by the North Carolina Commissioner of Banks. The Corporation has elected to be subject to the North Carolina Shareholder Protection Act, which generally requires the affirmative vote of at least 95% of the voting shares of a corporation to adopt or authorize most business combinations unless certain fair price and procedural requirements are satisfied. The Corporation also has elected to be subject to the North Carolina Control Share Acquisition Act, which generally provides that in the event a potential acquiror acquires a certain percentage of the total voting power of a corporation, the power to vote such shares is subject to approval by a majority of the shares held by persons other than the potential acquiror. If the potential acquiror obtains voting powers in this manner, under certain circumstances the other shareholders will have the right to have their shares redeemed by the Corporation at fair market value.
     RESTATED CHARTER AND BYLAW PROVISIONS. The Corporation's Restated Charter and Bylaws also contain certain provisions which may have an anti-takeover effect. In 1990, the shareholders approved amendments to the Restated Charter to
                                       4
accommodate a Shareholder Rights Plan which provides for the distribution of one stock purchase right for each share of Common Stock. Each right entitles shareholders (other than a potential acquiror) to purchase shares of the Corporation's preferred or Common Stock at a significant discount if a person acquires or announces a tender offer for 15% or more of the Corporation's outstanding Common Stock. If the acquisition is successful, the right also entitles holders to purchase securities of the surviving corporation at a substantial discount. The rights expire in February 2000 and may be redeemed by the Corporation at any time. The Restated Charter of the Corporation includes a supermajority voting provision which requires approval of certain business combinations by (a) 85% of all outstanding shares of voting stock and (b) a majority of shares held by persons who individually own less than 20% of the Corporation's voting stock unless (i) the transaction has been approved by a majority of disinterested directors or (ii) a fair price mechanism is satisfied. The Restated Charter authorizes the Board of Directors to issue up to five million shares of preferred stock. Subject to certain limitations, the Board of Directors may determine the preferences, limitations and relative voting rights of any class or series of preferred stock without further shareholder approval. Accordingly, the Board of Directors can design a new series of preferred stock with characteristics unfavorable to potential acquirors and issue such shares to a "friendly party." The Restated Charter also provides that shareholders of the Corporation shall not have preemptive rights to acquire additional shares. The existence of preemptive rights would significantly restrict the Corporation's flexibility to enter into friendly or "white knight" acquisitions involving the issuance of large blocks of additional shares to repel a hostile, unsolicited potential acquiror. The Restated Charter does not authorize cumulative voting for directors, which makes it more difficult for minority shareholders to gain representation on the Board of Directors. The Bylaws of the Corporation do not permit special meetings of shareholders to be called other than by the Chairman, any Vice Chairman, President or the Board of Directors. The Bylaws also grant discretionary power to the Board of Directors, in determining what is in the best interest of the Corporation and its shareholders, to consider the social and economic effects of a matter on the Corporation, its subsidiaries, their employees, depositors, customers, creditors and the communities in which the Corporation operates.
     OTHER AGREEMENTS. The Long Term Incentive Plan of the Corporation provides for immediate vesting of nonvested benefits, such as restricted stock, stock options, and cash or stock base performance units, in the event of a change in control of the Corporation, subject to certain limitations, and the Corporation has entered into agreements with four of its executive officers that generally provide for severance payments equal to 299% of the officer's salary in the event certain circumstances arise in connection with a change in control of the Corporation. See "Proposal 3: Election of Directors -- Executive
Compensation -- Change in Control and Employment Agreements."
     PROPOSAL 1: AMENDMENT OF THE BYLAWS TO CLASSIFY THE BOARD OF DIRECTORS
THE PROPOSED BYLAW AMENDMENT
     The Board of Directors has unanimously approved and recommends that the shareholders approve the Bylaw Amendment which would amend Article III, Section 2 of the Bylaws to provide for the classification of the Corporation's directors. The text of the Bylaw Amendment is provided in Exhibit A to this Proxy Statement. The Bylaws currently provide that the number of directors shall be fixed by the directors or shareholders and shall be not less than 5 nor more than 30 with each director serving a one year term. The Bylaw Amendment would increase the minimum number of directors to nine, decrease the maximum number to 23 and divide the Board of Directors into three classes, each class to be as nearly equal in number as possible. The Board of Directors has set the number of directors for the forthcoming year at 19. If the Bylaw Amendment is adopted, seven directors would be elected for a term expiring at the 1998 annual meeting, six directors would be elected for a term expiring at the 1999 annual meeting, and six directors would be elected for a term expiring at the 2000 annual meeting, and, in each case, until their respective successors are duly elected and qualified. Starting with the 1998 annual meeting of shareholders, one class will be elected each year for a three-year term.
REASONS FOR THE PROPOSED BYLAW AMENDMENT
     Over the last several years there has been a trend towards the accumulation of substantial stock positions in public corporations by outside parties either with a view toward utilizing a controlling block of stock to force a merger or consolidation or as a prelude to proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors. These actions are often undertaken without advance notice to or consultation with management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on the corporation's board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.
                                       5

     The Board of Directors of the Corporation believes that in many circumstances such efforts may not be beneficial to the interests of the Corporation and its shareholders, because they may deprive management of the time and information necessary to evaluate the proposals, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken. Thus, the Bylaw Amendment is designed to protect against rapid shifts in control of the Board of Directors and assist in assuring continuity in the management, affairs and business strategies of the Corporation. The Corporation is not aware of any specific effort by a party to obtain control of the Corporation.
     The overall effect of the Bylaw Amendment (and the Charter Amendment discussed in Proposal 2) may be to render more difficult or to discourage a merger or tender offer, the assumption of control by a holder of a large block of the Common Stock and the removal of incumbent management, even if such transactions or events are favorable to the interests of shareholders. Specifically, it should be noted that the Bylaw Amendment would make a change in directors and management for any reason more difficult at each election of directors because the staggering of terms of directors would have the effect of requiring at least two shareholder meetings, instead of one, as at present, to effect a change in majority control of the Board of Directors. If the Bylaw Amendment is adopted, shareholders will elect directors to longer terms and existing directors, if re-elected, would be the initial beneficiaries of the extended terms. Because the Bylaw Amendment and the Charter Amendment are both components of a single strategy to protect against rapid shifts in control of the Board of Directors, shareholders should review "Reasons for the Proposed Charter Amendment" set forth below before making a decision regarding the Bylaw Amendment.
RECOMMENDATION
     The Board of Directors recommends a vote "FOR" approval of the Bylaw Amendment and all proxies received will be voted in favor thereof unless directed otherwise on the proxy by the shareholder.
            PROPOSAL 2: AMENDMENT OF THE RESTATED CHARTER PROVISIONS
                         REGARDING REMOVAL OF DIRECTORS
THE PROPOSED CHARTER AMENDMENT
     The Board of Directors has unanimously approved and recommends that the shareholders approve the Charter Amendment which adds a new Section 16 to provide for removal of directors only "for cause" as set forth therein. Under North Carolina law, only a charter provision recommended by the board of directors and approved by the shareholders is effective to permit directors to be removed only for "cause". At the present time, directors may be removed with or without "cause". The Charter Amendment would provide that directors may only be removed for one or more of the following reasons defined as "cause": (i) the criminal prosecution and conviction of the director of an act of fraud, embezzlement, theft or personal dishonesty; (ii) prosecution and conviction of a criminal offense involving dishonesty or breach of trust described by the Federal Deposit Insurance Act; or (iii) the occurrence of an event causing such director to be "unbondable" under any of the Corporation's fidelity bonds or insurance policies covering its directors. Reference is made to Exhibit B for the complete text of the Charter Amendment.
REASONS FOR THE PROPOSED CHARTER AMENDMENT
     At the present time directors may be removed with or without "cause". Assuming the Bylaw Amendment permitting a classified Board of Directors is approved by the shareholders, its effect would be nullified without a provision in the Restated Charter that directors may only be removed "for cause". The primary intent of a classified board is to delay the takeover of a majority of the positions on the Board of Directors beyond the elapse of one year's time. By eliminating the shareholder's right to remove directors "without cause", a potential acquiror of a controlling interest of the Common Stock of the Corporation could not gain control of the Board of Directors unless, with respect to a majority of incumbent directors, there exist circumstances which constitute "cause" as defined in the Charter Amendment. Accordingly, the Charter Amendment makes the classification of the Board of Directors as set forth in Proposal 1 effective. Otherwise, an acquiring shareholder could remove the entire board of directors without "cause" and thereby gain total control of the Corporation by obtaining only a majority of the ownership of the Corporation. Because the Bylaw Amendment and the Charter Amendment are both components of a single strategy to protect against rapid shifts in control of the Board of Directors, shareholders should review "Reasons for the Proposed Bylaw Amendment" set forth above before making a decision regarding the Charter Amendment. RECOMMENDATION
     The Board of Directors recommends a vote "FOR" approval of the Charter Amendment and all proxies received will be voted in favor thereof unless directed otherwise on the proxy by the shareholder.
                                       6

                       PROPOSAL 3. ELECTION OF DIRECTORS
     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE 19 NOMINEES NAMED BELOW FOR THE TERMS AS INDICATED OR, IF PROPOSAL 1 IS NOT APPROVED, EACH FOR A TERM OF ONE YEAR:

                                                         PRINCIPAL OCCUPATION
NAME AND AGE                                           AND OTHER DIRECTORSHIPS
ONE-YEAR TERM:
John M. Barnhardt              President, Treasurer and Chairman of the Board, Barnhardt
         (60)                    & Walker, Inc. (advertising and public relations)
James B. Brame, Jr.(2)         President, Brame Specialty Co., Inc. (paper products, office supplies
         (51)                    and equipment)
W. L. Burns, Jr.(3)            Chairman of the Board of the Corporation and the Bank
         (69)
David B. Jordan                Vice Chairman of the Board of the Corporation and the Bank
         (60)
Eric B. Munson                 Executive Director, University of North Carolina Hospitals
         (54)
Miles J. Smith, Jr.            Chairman of the Board, Hand Held Products, Inc. (portable data analysis
         (69)                    and storage systems manufacturer)
Jimmy K. Stegall               President, Service Oil of Monroe, Inc. (petroleum marketer and real
         (66)                    estate development)
TWO-YEAR TERM:
Timothy B. Burnett             President, Bessemer Improvement Company (industrial and commercial real
         (56)                    estate development); Trustee, Alexander Hamilton Insurance Trust
Owen G. Kenan                  President, Kenan Enterprises, Inc. (commercial real estate holding
         (53)                    company), Kenan Oil Co., Inc. (petroleum products), Kenan
                                 Developments, Inc. (commercial real estate developer); also serves as `
                                 Director, Kenan Transport Co., Inc. (bulk products hauler), Vice
                                 Chairman, Flagler Systems, Inc. (hotel and property management), and
                                 Chairman, Kenan Global Enterprises, LLC (international investments)
Bonnie McElveen-Hunter         President and Chief Executive Officer, Pace Communications, Inc.
         (46)                    (publishing company)
George J. Morrow               Managing Director, Glaxo Wellcome U.K. Ltd. (pharmaceuticals)
         (45)
Ernest C. Roessler             Vice Chairman of the Board, President and Chief Executive Officer of the
         (55)                    Corporation and the Bank
H. Allen Tate, Jr.(4)          President, Allen Tate Company, Inc. (residential real estate broker)
         (65)
THREE-YEAR TERM:
J. Harper Beall, III           President, Fairfield Chair Company (furniture manufacturer)
         (55)
Edward S. Holmes               Partner, Holmes & McLaurin (attorneys)
         (67)
Eugene J. McDonald             President, Duke Management Company (asset management company affiliated
         (64)                    with Duke University); Executive Vice President, Duke University;
                                 Director, Key Funds, Inc.; and Director, Flag Group of Mutual Funds
Hamilton W. McKay, Jr., M.D.   Physician, Carolina Asthma & Allergy Center, P.A.
         (67)
James L. Williamson            Retired since 1990, previously Partner, KPMG Peat Marwick LLP (certified
         (64)                    public accountants)
Dr. Phail Wynn, Jr.            President, Durham Technical Community College
         (49)
NAME AND AGE                        DIRECTOR SINCE(1)
ONE-YEAR TERM:
John M. Barnhardt                         1995
         (60)
James B. Brame, Jr.(2)                    1993
         (51)
W. L. Burns, Jr.(3)                       1972
         (69)
David B. Jordan                           1995
         (60)
Eric B. Munson                            1985
         (54)
Miles J. Smith, Jr.                       1995
         (69)
Jimmy K. Stegall                          1995
         (66)
TWO-YEAR TERM:
Timothy B. Burnett                        1994
         (56)
Owen G. Kenan                             1981
         (53)
Bonnie McElveen-Hunter                    1996
         (46)
George J. Morrow                          1996
         (45)
Ernest C. Roessler                        1993
         (55)
H. Allen Tate, Jr.                        1989
         (65)
THREE-YEAR TERM:
J. Harper Beall, III                      1994
         (55)
Edward S. Holmes                          1973
         (67)
Eugene J. McDonald                        1985
         (64)
Hamilton W. McKay, Jr., M.D.              1990
         (67)
James L. Williamson                       1995
         (64)
Dr. Phail Wynn, Jr.                       1992
         (49)

(1) Refers to the year in which a person first was elected a director of the Corporation or, if prior to the Corporation's organization in 1983, the year in which such person first was elected a director of the Bank.
(2) During 1996, the Bank purchased office supplies and other products from Brame Specialty Co., Inc. in an aggregate amount of $599,833.
(3) Mr. Burns retired from his positions as President and Chief Executive Officer of the Corporation and the Bank effective April 6, 1993. In addition to his duties as Chairman, Mr. Burns serves as a part-time government relations, marketing and acquisitions consultant to the Corporation and does not receive director's fees. For such services he was paid $88,313 in 1996. Additionally, Mr. Burns was granted a restricted stock award in 1996 of 4,000 shares of the Corporation's Common Stock with restrictions lapsing on 50% of such shares in 1997 and the remainder in 1998.
DIRECTORS' COMPENSATION
     Directors who are officers do not receive any additional compensation for their service as directors. During 1996 each director of the Corporation received a retainer of $7,500 and an additional retainer of $7,500 if a member of the Executive Committee. Additionally, directors received a fee of $750 for each meeting of the Board of Directors attended and $750 for attendance at each meeting of a committee of the Board of Directors. If the director also served as chairman of the committee, he received an additional fee of $250 for attendance at each committee meeting.
 [1997 DIRECTORS COMPENSATION TO BE DETERMINED AT 3-4-97 COMPENSATION COMMITTEE
                                   MEETING.]
     In order to increase stock ownership of directors in the Corporation, in 1996 the directors were given the option of receiving fees in an amount equal to 120% of the fees to which they were entitled provided they utilized such amount to purchase shares of the Corporation's Common Stock through the Corporation's Dividend Reinvestment and Stock Purchase Plan. Alternatively, the fees may be deferred under a Deferred Compensation Plan that invests solely in the Common Stock of the Corporation. Total directors' fees payable for 1996 were $332,310, of which $246,010 was paid to directors and $86,300 was deferred.
BOARD OF DIRECTORS' MEETINGS AND COMMITTEES
     The Board of Directors held four regular meetings during 1996. All incumbent directors attended more than 75% of the total number of meetings of the Board of Directors and its committees on which they served during 1996 except for Mr. Morrow and Ms. McElveen-Hunter, whose absences were due to business scheduling conflicts.
     The Board of Directors has several standing committees, including an Audit Committee, a Nominating Committee, and a Compensation Committee. The voting members of these committees are appointed by the Board of Directors annually from among its members. Additionally, certain officers of the Corporation and the Bank are appointed to serve as non-voting, advisory members of each committee.
     The current members of the Audit Committee are Mr. Burnett, who serves as Chairman, and Messrs. Beall, Brame, Williamson, and Dr. Wynn. Officers currently serving as non-voting, advisory members are Messrs. Rojas, Parker, J. Scott Edwards, Executive Vice President of the Corporation and the Bank, and B. W. Harris, Jr., retired Comptroller of the Bank. The primary functions of the Audit Committee are to provide additional assurance regarding the integrity of financial information used by the Board of Directors and distributed to the public by the Corporation and to oversee and monitor the activities of the Corporation's internal and external audit processes. The committee met five times during 1996.
     The current members of the Nominating Committee are Mr. Holmes, who serves as Chairman, Messrs. Burns, Rutledge, Stegall, and Dr. McKay. Messrs. Pylypec and Roessler currently serve as non-voting, advisory members. The primary function of the Nominating Committee is to recommend candidates to the Board of Directors for selection as nominees for election as directors. The committee has met once since the 1996 Annual Meeting. Any shareholder wishing to make a nomination for director to be considered at the 1998 Annual Meeting anticipated to be held during mid-April 1998 must make such nomination in writing to Mr. Pylypec, Secretary of the Corporation, not less than 60 days nor more than 90 days prior to such meeting. Such notification must include the name and address of the shareholder making the
                                       8
nomination, a representation of the number of shares of the Corporation owned of record by the shareholder and such shareholder's intention to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. As to each person nominated, the notification must include such person's name and address, employment history for the past five years, affiliations (if any) with the Corporation and other corporations, the number of shares of the Corporation that are owned of record or beneficially by such proposed nominee(s) and information concerning any transactions in shares of the Corporation or such other corporation within the prior 60 days. Additionally, information must be given as to whether such proposed nominee(s) have been convicted in a criminal proceeding within the past five years and, if so, the details thereof; whether such person(s) has been a party to any proceeding or subject to any judgment, decree or final order with respect to violations of federal or state securities laws within the past five years and the details thereof, if any, and the details of any contract, arrangement, understanding or relationships with any person with respect to any securities of the Corporation. Further, the proposed nominee's written consent to be named as a nominee and to serve as a director if elected must be provided together with a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the shareholder. Any nomination(s) not made within the confines of the foregoing procedure may be disregarded by the chairman of the meeting.
     The Compensation Committee administers the Corporation's compensation program and has responsibility for matters involving the compensation of executive officers of the Corporation and the Bank. With respect to salaries, however, the Compensation Committee only establishes salary ranges for executive officers while the Executive Committee sets actual salaries within those ranges. All actions of the Compensation Committee are subject to review by the full Board of Directors. The membership of the Compensation Committee, which met four times during 1996, is described below.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The current members of the Compensation Committee are Mr. Munson, who serves as Chairman, and Messrs. Barnhardt, Burns, McDonald and Morrow, with Messrs. Roessler and J. Kent Fawcett, Senior Vice President and Personnel Director of the Corporation and the Bank, serving as non-voting, advisory members.
     The current members of the Executive Committee are Mr. Roessler, who serves as Chairman, and Messrs. Burns, Holmes, Jordan, McDonald, Munson and Dr. Wynn, with Mr. Edwards and Mr. Furr serving as non-voting, advisory members. COMPENSATION COMMITTEE REPORT
     GENERAL. It is the policy of the Compensation Committee to provide a fully competitive, performance-based compensation program that will enable the Corporation to attract, motivate, and retain qualified executive officers. During 1996, the Corporation's executive compensation program provided for (a) annual compensation consisting of base salaries combined with cash incentive bonuses based on the Corporation's financial performance, and (b) long-term compensation consisting of periodic stock option awards combined with incentive compensation based on the Corporation's financial performance. The Corporation also provided certain other compensation plans customary for companies of comparable size. The annual and long-term compensation programs were intended to be competitive with median levels of incentive compensation paid by the Corporation's competitors and were developed based on recommendations of Watson-Wyatt Company ("Watson-Wyatt"), an independent compensation consulting firm.
     The Omnibus Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to limit the deductibility of annual compensation in excess of $1,000,000 paid by public corporations to certain executive officers. As the Corporation presently does not compensate any officer in an amount approaching $1,000,000 per year, the Compensation Committee has not adopted a policy with respect to Section 162(m).
     The following is a discussion of each element of the compensation program for 1996 with respect to the Corporation's executive officers, including Mr. Roessler.
     ANNUAL COMPENSATION PROGRAM. The 1996 base salary for Mr. Roessler was set on an objective basis by the Executive Committee using specific performance criteria within a range determined by the Compensation Committee to be competitive with the base salaries paid to chief executive officers of bank holding companies of comparable asset size. The Compensation Committee obtained from Watson-Wyatt a report listing the base salaries of the chief executive officers of approximately 80 unnamed bank holding companies ranging in size from $500 million to $10 billion in total assets. A
                                       9
graphic summary of this information was prepared to correlate reported base salaries and asset sizes. The approved midpoint of the salary range was set using a regression formula to calculate the base salary of a chief executive officer whose bank has total assets equal in amount to the Corporation's. The 1996 salary set by the Executive Committee for Mr. Roessler was 92% of the midpoint.
     The 1996 salaries of the other executive officers except Mr. Jordan were set during February 1996, within ranges approved by the Compensation Committee, by the Executive Committee based on its evaluation of the performance and levels of responsibility of each officer and their contribution to the Corporation's financial performance, measured in terms of its return on assets and return on equity, for the prior fiscal year. The salary ranges were set by the Compensation Committee based on its evaluation of the level of demands and responsibility required by each executive position and by the levels of compensation paid by financial institutions of comparable size for similar positions. This comparative analysis was based upon information obtained from Watson-Wyatt regarding salaries paid to executive officers of bank holding companies of comparable asset size, expressed in terms of the ratio of such salaries to the salaries of their respective chief executive officers. The 1996 salary of Mr. Jordan was separately negotiated in connection with the Corporation's acquisition of Security Capital Bancorp ("Security Capital") in 1995. See "Change in Control and Employment Arrangements."
     The cash incentive bonuses paid for 1996 to Mr. Roessler and to each of the other executive officers were determined under the terms of the Management Performance Incentive Plan (the "Incentive Plan") based on the Corporation's 1996 financial performance, measured in terms of the Corporation's return on assets, return on equity, earnings per share, and efficiency ratio. The Incentive Plan uses a "target bonus" approach to determine the size of each eligible employee's bonus. A participant's base salary and salary grade as of the first day of the fiscal year is used to determine such participant's target bonus. During 1996, individual target bonuses, as a percentage of annual base salary, ranged from a low of four percent to a high of 45 percent. The overall bonus fund is the sum of the target bonuses of all participants. Actual bonus amounts for participants in the Incentive Plan may be higher or lower than their target bonus amounts and are based upon a comparison of the Corporation's actual performance to the designated performance measures. The maximum bonus for any participant generally may not exceed 150% of his or her target bonus. Additionally, the Corporation's total net income for the fiscal year must exceed a minimum threshold amount in order for any bonuses to be paid under the Incentive Plan. Payment of bonuses under the Incentive Plan are made annually within 75 days of the end of the fiscal year, subject to approval by the Executive Committee. For the year ended December 31, 1996, the Corporation exceeded the designated performance measures by a weighted average of 121% and surpassed the applicable minimum net income threshold. Consequently, the actual bonuses received by Mr. Roessler and by each of the other executive officers for 1996 were equal to approximately 121% of their respective target bonuses.
     Other forms of annual compensation paid to executive officers in 1996 include the Corporation's matching contributions (the "Matching Contributions") to the account of each executive officer under the 401(k) Plan and the portion of the Corporation's special discretionary contribution to the 401(k) Plan (the "Discretionary Contribution") allocated to the account of each executive officer. The Matching Contributions for Mr. Roessler and the other executive officers were based on a formula contained in the terms of the 401(k) Plan and were not related to the Corporation's or the individual officer's performance for the year. The total amount of the Discretionary Contribution generally was based upon the Corporation's financial performance for 1996, measured in terms of earnings per share, net income, return on assets, and return on equity, although there was no specific formula or other mechanism by which the amount was determined. The portion of the Discretionary Contribution allocated to the accounts of Mr. Roessler and the other executive officers was based upon a formula contained in the terms of the 401(k) Plan.
     LONG-TERM COMPENSATION PROGRAM. To enable the Corporation to attract, retain, and motivate key employees and directors, the Board of Directors adopted the Long-Term Incentive Plan (the "LTIP"). The LTIP was approved by the shareholders of the Corporation at their 1994 Annual Meeting and has a ten-year term. The objective of the LTIP is to provide the Board of Directors with the means to reward achievement of long-term goals in a manner more flexible than that provided by the Corporation's previous long-term incentive compensation arrangements. Under the LTIP, restricted stock, stock options, and performance units (payable in cash, restricted stock, or unrestricted stock) may periodically be granted in various combinations to key officers and directors. The LTIP is administered by the Compensation Committee. Each recipient of an award under the LTIP must enter into a written agreement with the Corporation setting forth the restrictions, terms, and conditions of that particular award.
     During 1996, Mr. Roessler and each of the other executive officers received awards under the LTIP in the form of stock options ("Options") and performance units ("Units"). The Options awarded in 1996 have an exercise price of $50.0625 per share, vest over a three-year period, and have a term of ten years. The Units awarded in 1996 have a value in
                                       10
range from $0 to $200 each with a target value of $100 each and will be paid only if the Corporation meets or exceeds a specified average return on equity and return on assets over a three-year period ending on December 31, 1998. The vesting of Units also is subject to the Corporation's achievement of a minimum level of shareholder return over the three-year performance period. If the targeted performance goals are met, payment in settlement of earned Units will be made as soon as practical following the conclusion of the performance period in cash, shares of restricted Common Stock, or shares of unrestricted Common Stock. The number of Options and Units awarded to Mr. Roessler and to each of the other executive officers was based in each case upon a specified percentage of their current base salary.
COMPENSATION COMMITTEE AT DECEMBER 31, 1996:
    ERIC B. MUNSON, CHAIRMAN
    JOHN M. BARNHARDT
    W. L. BURNS, JR.
    EUGENE J. MCDONALD, JR.
    GEORGE J. MORROW
    ERNEST C. ROESSLER*
    J. KENT FAWCETT*
EXECUTIVE COMMITTEE AT
DECEMBER 31, 1996:
    ERNEST C. ROESSLER, CHAIRMAN
    W. L. BURNS, JR.
    EDWARD S. HOLMES
    DAVID B. JORDAN
    EUGENE J. MCDONALD
    ERIC B. MUNSON
    DR. PHAIL WYNN, JR.
    J. SCOTT EDWARDS*
    RICHARD L. FURR*
* Denotes a non-voting, advisory member of the committee.
EXECUTIVE COMPENSATION
     The following table shows for 1996, 1995, and 1994, the cash and certain other compensation paid to or received or deferred by the Chief Executive Officer and the three other executive officers of the Corporation (the "Named Executive Officers").
                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM COMPENSATION
                                                                                                   AWARDS
                                                                                 ANNUAL          SECURITIES    PAYOUTS
                             NAME AND                                         COMPENSATION       UNDERLYING      LTIP
                            PRINCIPAL                                       SALARY     BONUS    OPTIONS/SARS   PAYOUTS
                             POSITION                               YEAR    ($)(1)    ($)(2)        (#)          ($)
Ernest C. Roessler                                                  1996    417,150   220,523       6,070        63,559
  Vice Chairman, President and Chief                                1995    347,707   142,500       6,140         --
  Executive Officer of the Corporation                              1994    283,250    88,550       6,160        60,949
  and the Bank
David B. Jordan (4)                                                 1996    237,415    83,672       2,760         --
  Vice Chairman of the Corporation                                  1995    208,995    65,292      --             --
  and the Bank                                                      1994    193,836     --         --             --
J. Scott Edwards                                                    1996    253,380    89,298       2,950        62,757
  Executive Vice President of the                                   1995    230,377    80,040       3,470         --
  Corporation and the Bank                                          1994    206,000    54,096       3,580        60,949
Richard L. Furr                                                     1996    257,500    90,750       3,000        62,757
  Executive Vice President of the                                   1995    233,467    81,075       3,520         --
  Corporation and the Bank                                          1994    206,000    54,096       3,580        60,949

                                                                        ALL
                             NAME AND                                  OTHER
                            PRINCIPAL                               COMPENSATION
                             POSITION                                  ($)(3)
Ernest C. Roessler                                                      26,046
  Vice Chairman, President and Chief                                    20,012
  Executive Officer of the Corporation                                  16,017
  and the Bank
David B. Jordan (4)                                                     26,557
  Vice Chairman of the Corporation                                      23,268
  and the Bank                                                           6,430
J. Scott Edwards                                                        15,511
  Executive Vice President of the                                       12,844
  Corporation and the Bank                                              11,318
Richard L. Furr                                                         15,750
  Executive Vice President of the                                       13,001
  Corporation and the Bank                                              11,318

(1) Consists of salary payable to each Named Executive Officer, including portions of salary deferred at the election of each officer.
(2) Consists entirely of cash bonuses paid to the Named Executive Officers under the Incentive Plan. See "Compensation Committee Report -- Annual Compensation Program."
                                       11

(3) The amount listed for each Named Executive Officer for 1996 includes (i) the Bank's matching contributions on behalf of that officer to the 401(k) Plan and (ii) the portion of the Discretionary Contribution to the 401(k) Plan which was allocated to the account of the officer. Those separate amounts for each Named Executive Officer are, respectively: Mr. Roessler -- $16,425 and $9,621; Mr. Jordan -- $8,874 and $5,198; Mr. Edwards -- $9,781 and
    $5,730; Mr. Furr -- $9,932 and $5,818. Also includes premiums in the amount of $12,485 paid by the Corporation with respect to term life insurance for the benefit of Mr. Jordan.
(4) On May 19, 1995, the Corporation acquired Security Capital and its wholly-owned subsidiaries. Amounts paid to Mr. Jordan prior to such date were paid to him by Security Capital in his capacity as Vice Chairman and Chief Executive Officer of Security Capital.
     The following table sets forth information with regard to grants of options during the fiscal year ended December 31, 1996. All such grants were made under the LTIP.
                             OPTION GRANTS IN 1996

                                   INDIVIDUAL GRANTS
                          NUMBER                                                             POTENTIAL REALIZABLE
                       OF SECURITIES     PERCENT OF TOTAL                                      VALUE AT ASSUMED
                        UNDERLYING        OPTIONS GRANTED                                    ANNUAL RATES OF STOCK
                          OPTIONS         TO EMPLOYEES IN      EXERCISE OR                    PRICE APPRECIATION
                          GRANTED              1996            BASE PRICE      EXPIRATION       FOR OPTION TERM
NAME                      (#)(1)                (#)              ($/SH.)         DATE         5%($)        10%($)
Ernest C. Roessler         6,070                10.1              50.0625      3/11/2006      191,108      484,305
David B. Jordan            2,760                 4.6              50.0625      3/11/2006       86,896      220,211
J. Scott Edwards           2,950                 4.9              50.0625      3/11/2006       92,876      235,371
Richard L. Furr            3,000                 5.0              50.0625      3/11/2006       94,452      239,360

(1) Each option granted in 1996 will vest in equal annual installments over a three-year period beginning in 1996.
     The following table sets forth information with regard to option exercises during the fiscal year ended December 31, 1996.
                      AGGREGATED OPTION EXERCISES IN 1996
                     AND OPTION VALUES AT DECEMBER 31, 1996

                                                                                                          VALUE OF
                                                                                                         UNEXERCISED
                                                                                                         IN-THE-MONEY
                                                                             NUMBER OF SECURITIES        OPTIONS AT
                                                                                  UNDERLYING              DECEMBER
                                                                            UNEXERCISED OPTIONS AT        31, 1996
                                      SHARES ACQUIRED       VALUE           DECEMBER 31, 1996 (#)          ($) (1)
NAME                                  ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
Ernest C. Roessler                           4,262           140,747         1,194          10,164           37,760
David B. Jordan                             37,750         1,506,533        --               2,260           --
J. Scott Edwards                             3,542            97,197        --               5,264           --
Richard L. Furr                              2,367            72,076         1,193           5,346           41,457
                                       VALUE OF
                                     UNEXERCISABLE
                                     IN-THE-MONEY
                                     OPTIONS AT
                                      DECEMBER
                                     31, 1996
                                      ($) (1)
                                    UNEXERCISABLE
NAME
Ernest C. Roessler                      239,871
David B. Jordan                          50,198
J. Scott Edwards                        126,833
Richard L. Furr                         128,755

(1) Closing price of the Corporation's Common Stock at December 31, 1996 was $68.25.
                                       12

     The following table sets forth information with regard to Units granted during 1996. All Units were granted under the LTIP. Each Unit has a designated value of $100 and will vest only if the Corporation meets or exceeds a targeted average return on equity and return on assets over a three-year period beginning January 1, 1996 and ending December 31, 1998.
                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 1996

                                                      PERFORMANCE      ESTIMATED FUTURE
                                                       OR OTHER          PAYOUTS UNDER
                                                        PERIOD       NON-STOCK PRICE-BASED
                                  NUMBER OF SHARES       UNTIL               PLANS
                                   UNITS OR OTHER    MATURATION OR   TARGET      MAXIMUM
NAME                                 RIGHTS (#)         PAYOUT         ($)         ($)
Ernest C. Roessler                      1,010           1996-98      101,000     202,000
David B. Jordan                           460           1996-98       46,000      92,000
J. Scott Edwards                          490           1996-98       49,000      98,000
Richard L. Furr                           500           1996-98       50,000     100,000

PENSION PLAN
     The Corporation maintains a tax-qualified, defined benefit pension plan (the "Pension Plan") in which substantially all full-time employees of the Corporation and its subsidiaries who have been continuously employed for a period of 12 months participate. The following table shows the estimated annual benefit payable under the Pension Plan to participants following retirement at age 65, which is the "normal retirement age" under the Pension Plan, based on various specified numbers of years of service with the Corporation and its subsidiaries and various levels of compensation covered under the Pension Plan.

                       FINAL                                                     YEARS OF SERVICE
                AVERAGE COMPENSATION                   15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
     $100,000.......................................   $ 21,825    $ 29,100    $ 36,375    $ 43,650    $ 50,925    $ 58,200
      150,000.......................................     33,075      44,100      55,125      66,150      77,175      88,200
      200,000.......................................     44,325      59,100      73,875      88,650     103,425     118,200
      250,000.......................................     55,575      74,100      92,625     111,150     120,000     120,000
      300,000.......................................     66,825      89,100     111,375     120,000     120,000     120,000
      350,000.......................................     78,075     104,100     120,000     120,000     120,000     120,000
      400,000.......................................     89,325     119,100     120,000     120,000     120,000     120,000
      450,000.......................................    100,575     120,000     120,000     120,000     120,000     120,000
      500,000.......................................    111,825     120,000     120,000     120,000     120,000     120,000

     Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Compensation covered by the Pension Plan each year is a participant's annual base salary. At his or her retirement, a participant's annual benefit under the Pension Plan is based on his or her average base salary for any five consecutive plan years during the last ten years preceding normal retirement age ("Final Average Compensation"). However, under tax laws in effect at December 31, 1996, the amount of a participant's annual compensation taken into account for benefit calculation purposes under the Pension Plan may not exceed $150,000, and maximum annual benefits payable under the Pension Plan are $120,000. As of December 31, 1996, the Final Average Compensation and years of service of each of the Named Executive Officers would have been: Mr. Roessler -- $283,489 and 8 years; Mr. Jordan -- $196,636 and 37 years; Mr. Edwards -- $200,166 and 28 years; Mr. Furr -- $201,660 and 25 years.
     As described above, tax laws place limits on the amount of compensation that may be taken into account for benefit calculation purposes under the Pension Plan and in the maximum amount of benefits payable under the Pension Plan. The Corporation has adopted a supplemental retirement plan which operates in conjunction with the Pension Plan and under which a retiree will receive annual benefits in an amount equal to the difference, if any, between his actual annual benefit under the Pension Plan and the amount he would receive under the Pension Plan in the absence of the above limitations. At December 31, 1996, Messrs. Roessler, Jordan, Edwards, and Furr would have qualified for annual benefits at normal retirement under the supplemental plan in the amounts of $13,840, $1,208, $18,452, and $17,000, respectively.
                                       13

CHANGE IN CONTROL AND EMPLOYMENT ARRANGEMENTS
     In 1995 the Corporation entered into Change of Control Agreements with Messrs. Roessler, Edwards and Furr that provide that, if within two years following a "change of control" of the Corporation the named officer's employment is terminated for other than "cause" or another terminating event occurs, then the named officer is entitled to receive an amount equal to 299% of his compensation and acceleration of vesting of certain employee benefits. The initial term of each agreement is two years with automatic one year extensions on each anniversary unless action is taken by the Corporation's Board of Directors to terminate such automatic extensions. "Change of Control" is defined as ownership of 25% or more of any class of voting securities of the Corporation; a merger whereby the Corporation is not the surviving corporation; or a sale of all or substantially all of the assets of the Corporation. Other terminating events include non-assumption of the obligations under the agreements or, if within 24 months of a change of control, the officer's executive position, duties, responsibilities or reporting responsibilities in effect at the time are eliminated, diminished, lessened or diluted, the officer's base salary is reduced, existing fringe benefits are diminished or the officer is transferred to a job location more than 50 miles from his principal work location.
     In connection with its acquisition of Security Capital in May 1995, the Corporation assumed all rights and obligations of Security Capital. These rights and obligations include an Employment Agreement (the "Agreement") with David B. Jordan providing for Mr. Jordan to serve as Vice Chairman of the Corporation and the Bank, to be elected to the Board of Directors of both the Corporation and the Bank and to be recommended for re-election to the Board on an annual basis until March 15, 2001. On such date, the Agreement terminates. The Agreement requires a base compensation equal to his total annualized base salary from Security Capital and its subsidiaries in effect immediately prior to the acquisition as well as participation in all fringe benefit plans for key employees of the Corporation presently in effect or that may be made available in the future. At any time after Mr. Jordan reaches his 60th birthday, he may elect to reduce his duties and responsibilities with a reduction in his base salary to $150,000 upon the next anniversary of the date of the Agreement. Upon making such election, his participation in certain key employee incentive plans will terminate. The Agreement also provides for the payment of an amount equal to 299% of Mr. Jordan's then applicable base salary upon certain events occurring after a change of control of the Corporation defined as: a merger after which shareholders of the Corporation's voting securities outstanding immediately prior to such event receive or retain less than 50% of the voting securities of the survivor by merger; any person acquires more than 20% of the Corporation; 50% of the Bank's securities is owned by a person or entity other than the Corporation; or the sale of more than 50% of the assets of either the Corporation or the Bank.
     Under the provisions of the LTIP, if a change in control of the Corporation occurs (a) all stock options granted thereunder then unexercised and outstanding will become fully exercisable, (b) all restrictions applicable to all shares of restricted stock granted thereunder then outstanding will be deemed lapsed and satisfied, and (c) all performance units granted thereunder will be deemed to have been fully earned as of the date thereof subject to the limitation that such stock options, shares of restricted stock, and performance units have been granted and outstanding for more than six months as of the date of such change in control. If (a) a participant's employment is terminated by the Corporation or any of its subsidiary corporations prior to a change in control without cause at the request of a person who has entered into an agreement with the Corporation the consummation of which will constitute a change in control or (b) the participant terminates his or her employment with the Corporation or any of its subsidiary corporations prior to a change in control of the Corporation and the circumstance or event which causes such termination occurs at the request of such person, then a change in control will be deemed to have occurred immediately prior to such participant's termination of employment. If the making of any payment or payments under the LTIP would (a) subject the participant to an excise tax under Section 4999 of the Code, or any like or successor section thereto or (b) result in the Corporation's loss of a deduction from federal taxable income for such payments under Section 280G of the Code, or any like or successor section thereto (either or both, an "Adverse Tax Consequence"), then, unless otherwise expressly provided in the underlying award agreement, the payments attributable to the LTIP that are "parachute payments" within the meaning of Section 280G of the Code will be reduced, as determined by the Compensation Committee in its sole discretion, but after consultation with the participant affected, to the extent necessary to avoid any Adverse Tax Consequence.
                                       14

PERFORMANCE GRAPH
     The following line graph illustrates the cumulative total shareholder return on the Corporation's Common Stock over the five-year period ended December 31, 1996 and the cumulative total return over the same period of: (a) two broad equity market indices, the Dow Jones Industrial Average and the Standard and Poor's 500 Composite Index, and (b) a published industry index, the SNL Banks (Southeast) Index. During 1996, the Common Stock was listed on the NYSE and, consequently, is no longer included in the Nasdaq National Market System. As a result of this change, management elected to replace the published industry index used in prior years, the Nasdaq Stock Market Bank Index, with the SNL Banks (Southeast) Index. The Nasdaq Stock Market Bank
Index is included in the graph below for comparison purposes only. The graph assumes $100 originally invested on December 31, 1991 and that all subsequent dividends were reinvested in additional shares.
                           CCB FINANCIAL CORPORATION
             COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN (1)
                          YEARS ENDED DECEMBER 31 (2)

                   (Graphic appears here with the following plot points)

                                      1991    1992   1993   1994    1995   1996
CCB Financial Corporation             100.0   128.7  124.3  134.4   221.5  280.2
SNL Banks (Southeast) Index           100.0   137.7  144.6  144.9   217.4  298.4
Nasdaq Stock Market (Bank Stocks)     100.0   145.6  166.0  165.4   246.8  325.6
Dow Jones Industrial Average          100.0   107.4  125.6  131.9   180.3  232.1
S&P 500 Composite                     100.0   107.6  118.4  119.9   164.9  202.6

     (1) Assumes $100 invested on December 31, 1991 with all subsequent dividends reinvested.
     (2) Closing price of the Corporation's Common Stock, adjusted where applicable for the 3/2 stock split effected in the form of a 50% stock dividend paid October 1, 1992:
       December 31, 1991 - $28.67
       December 31, 1992 - $35.63
       December 31, 1993 - $33.25
       December 31, 1994 - $34.75
       December 31, 1995 - $55.50
       December 31, 1996 - $68.25
                                       15

TRANSACTIONS WITH MANAGEMENT
     The Bank and the Corporation's other financial institution subsidiary have had, and expect to have in the future, lending transactions in the ordinary course of business with many of their officers and directors and with associates of such persons. All loans included in such transactions during 1996 were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Directors, executive officers, and certain principal shareholders of the Corporation are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of Common Stock. The 401(k) Plan permits participants to direct the trustee to invest all or a portion of their plan accounts in funds holding shares of the Corporation's Common Stock. During 1996, the Corporation determined that year-end reports filed under Section 16(a) by its executive officers since 1991 should have reflected routine contributions to these funds under the 401(k) Plan. Reports reflecting these acquisitions have since been filed. To the Corporation's knowledge, all other Section 16(a) filing requirements applicable to the Corporation's officers and directors were complied with during 1996 except that Hamilton W. McKay, Jr., M.D., a director, was delinquent in reporting one purchase transaction.
       PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
     The firm of KPMG Peat Marwick LLP, certified public accountants, has been appointed by the Board of Directors to serve as the Corporation's independent accountants for 1997, and a proposal to ratify that appointment will be introduced at the Annual Meeting. KPMG Peat Marwick LLP has served as independent accountants for the Corporation since its organization as the parent holding company of the Bank during 1983, and previously had served as independent accountants for the Bank since 1975. If shareholders do not approve this proposal, the Board of Directors will reconsider the appointment.
     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have an opportunity to make a statement if they so desire.
     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 4.
                           PROPOSALS OF SHAREHOLDERS
     It currently is expected that the 1998 Annual Meeting will be held during April 1998. Any proposal of a shareholder which is intended to be presented at the 1998 Annual Meeting must be received by the Corporation at its principal executive office in Durham, North Carolina, not later than November 17, 1997 in order to be included in the Corporation's proxy statement and form of appointment of proxy to be issued in connection with that meeting.
March 13, 1997
                                       16

EXHIBIT A; AMENDMENT TO BYLAWS
                                  ARTICLE III
     "Section 2. NUMBER, TERM AND QUALIFICATIONS. The number of directors constituting the Board of Directors shall be not less than nine nor more than 23 as may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the Board of Directors. Directors need not be residents of the State of North Carolina or shareholders of the Corporation. The directors shall be divided into three classes, as nearly equal in number as may be, to serve in the first instance for terms of one, two and three years, respectively, and thereafter the successors in each class of directors shall be elected to serve for terms of three years. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become as nearly equal in number as may be."
EXHIBIT B; AMENDMENT TO RESTATED CHARTER
     "16. Any person serving as a director of this Corporation may only be removed for "cause" by the shareholders represented by a majority of all shares entitled to vote at an annual or special meeting of this Corporation. The term "cause" for the purposes of this Section shall mean (i) the criminal prosecution and conviction during the course of the director's service as a director of this Corporation of an act of fraud, embezzlement, theft or personal dishonesty (excepting minor traffic and similar violations in the nature of a misdemeanor under North Carolina law); (ii) the prosecution and conviction of any criminal offense involving dishonesty or breach of trust described in the Federal Deposit Insurance Act, as amended, or any successor federal statute that would disqualify such director from serving as a director of the Corporation or any of its wholly owned despository institution subsidiaries or, (iii) the occurrence of any event resulting in a director being excluded from coverage, or having coverage limited as to the director when compared to other covered directors, under any of the corporation's fidelity bonds or insurance policies covering its directors, officers or employees."
                                       17

(Map of Interstate 40 showing Raleigh-Durham airport and Sheraton Imperial Hotel as well as Durham Expressway going away from Interstate 40. Exit 282 on Page Road is center of map.)

*********************************APPENDIX********************************


                             THIS APPOINTMENT OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Leo P. Pylypec, W. Harold Parker, Jr., and Manuel L. Rojas, and each of them, as attorneys and proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote as directed below all the shares of common stock of CCB Financial Corporation (the "Corporation") held of record by the undersigned on February 28, 1997 at the Annual Meeting of Shareholders of the Corporation to be held on April 15, 1997 and any adjournments thereof. The undersigned hereby directs that such shares be voted as follows:
CCB                                                                  APPOINTMENT
FINANCIAL                                                            OF
CORPORATION                                                           PROXY
111 Corcoran Street, Post Office Box 931
Durham, North Carolina 27702

1. BYLAW AMENDMENT:                       [ ]  FOR                           [ ]  AGAINST
2. AMENDMENT OF RESTATED CHARTER:         [ ]  FOR                           [ ]  AGAINST
3. ELECTION OF DIRECTORS:                 [ ]  FOR                           [ ]  WITHHOLD
1. BYLAW AMENDMENT:                     [ ]  ABSTAIN

2. AMENDMENT OF RESTATED CHARTER:       [ ]  ABSTAIN
3. ELECTION OF DIRECTORS:               [ ]  FOR ALL EXCEPT

NOMINEES: ONE-YEAR TERM: John M. Barnhardt, James B. Brame, Jr., W. L. Burns, Jr., David B. Jordan, Eric B. Munson, Miles J. Smith, Jr., Jimmy K. Stegall. TWO-YEAR TERM: Timothy B. Burnett, Owen G. Kenan, Bonnie McElveen-Hunter, George
J. Morrow, Ernest C. Roessler, H. Allen Tate, Jr. THREE-YEAR TERM: J. Harper Beall, III, Edward S. Holmes, Eugene J. McDonald, Hamilton W. McKay, Jr., M.D., James L. Williamson, and Dr. Phail Wynn, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee mark "For All Except" and write that nominee's name in the space provided below.

4. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK
   LLP AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR
   1997:  [ ] FOR                                         [ ] AGAINST       [ ] ABSTAIN

5. OTHER BUSINESS: On such other matters as may
   properly come before the Annual Meeting, the
   proxies are authorized to vote the shares
   represented by this appointment of proxy in
   accordance with their best judgment.
The shares represented by this appointment of proxy will be voted as directed above. In the absence of any direction, such shares will be voted by the proxies "FOR" Proposals 1, 2 and 4 above, and "FOR" the election of each of the nominees for director as listed in Proposal 3 by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any nominee listed in Proposal 3 becomes unavailable for any reason, the proxies are authorized to vote for a substitute nominee.
Please sign exactly as your name(s) appears on this card. If shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                               Date:                , 1997

                                               Shareholder sign above

                                               Co-holder (if any) sign above
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY